UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 23, 2013

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Atmel Corporation (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to its Current Report on Form 8-K (“Current Report”), as filed with the Securities and Exchange Commission on August 29, 2013, to correct a typographical error.

The first sentence under “Appointment of Principal Accounting Officer” is hereby amended and restated in its entirety, as follows: “Hugo De La Torre, Vice President and Chief Accounting Officer of Atmel Corporation (the “Company”), has been appointed as the Company's Principal Accounting Officer, effective August 23, 2013.”  Except as set forth in the preceding sentence, no other changes are being made to the Current Report, which continues to speak as of the date set forth therein.

This Amendment should be read in conjunction, and as if filed concurrently, with the Current Report. Except as expressly set forth in this Explanatory Note, this Amendment does not modify or update disclosures contained in the Current Report, and this Amendment, therefore, does not reflect events occurring after the filing of the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: August 29, 2013	By:	/s/ Scott Wornow
Scott Wornow
Senior Vice President and Chief Legal Officer